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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 2004 (except for Note 15, as to which the date is May 4, 2004), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-113243) and related Prospectus of Inhibitex, Inc. for the Registration of 5,900,000 shares of its common stock.


                                                        Ernst & Young LLP


Atlanta, Georgia
May 5, 2004



The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 15 to the financial statements.


                                                        /s/ Ernst & Young LLP


Atlanta, Georgia
May 5, 2004